Exhibit 99.1

Form 4 Continuous Sheet — Joint Filer Information

This Statement on Form 4 is filed by Ares Corporate Opportunities Fund, L.P., ACOF Management, L.P., ACOF Operating Manager, L.P., Ares Management, Inc. and Ares Partners Management Company, LLC. The principal business address of each of the Reporting Persons is 1999 Avenue of the Stars, Suite 1900, Los Angeles, California 90067.

Name of the Designated Filer:	Ares Corporate Opportunities Fund, L.P.
Date of Event Requiring Statement:	January 4, 2007
Issuer Name and Ticker or Trading Symbol:	Samsonite Corporation (SAMC)

ARES CORPORATE OPPORTUNITIES FUND, L.P.

By:	ACOF MANAGEMENT, L.P.,
Its General Partner

	By:	ACOF OPERATING MANAGER, L.P.,
Its General Partner

		By:	ARES MANAGEMENT, INC.,
Its General Partner

			By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Authorized Signatory

ACOF MANAGEMENT, L.P.

By:	ACOF OPERATING MANAGER, L.P.,
Its General Partner

	By:	ARES MANAGEMENT, INC.,
Its General Partner

		By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Authorized Signatory

ACOF OPERATING MANAGER, L.P.

By:	ARES MANAGEMENT, INC.,
Its General Partner

	By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Authorized Signatory

ARES MANAGEMENT, INC.

By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY, LLC

By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Authorized Signatory